Exhibit 10.3

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), dated as of December 16, 2022 is hereby entered into by and between OncoCyte Corporation (the “Company”) and Douglas Ross (the “Consultant” and, collectively with the Company, the “Parties”).

In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1. Engagement. The Consultant is being engaged by the Company as an independent contractor commencing on December 17, 2022 (the “Commencement Date”) and continuing until March 31, 2023, unless terminated earlier pursuant to Section 11 below (the “Consulting Term”). The term of this Agreement may be extended by the mutual written and duly executed agreement of the Parties.

2. Services. The services hereunder are set forth in Appendix A hereto (collectively, the “Consulting Services”). During the Consulting Term, the Consultant shall perform the Consulting Services remotely from Consultant’s office in California, unless otherwise requested by the Chairman of the Board of Directors (the “Board”) or his or her designee. The Company liaison who shall be the point of contact for the Consultant while the Consultant performs the Consulting Services will be the Chairman of the Board or his or her designee.

3. Independent Contractor.

(a) The Parties agree that the Consultant will be an independent contractor of the Company. The Consultant shall perform the Consulting Services utilizing Consultant’s own tools, equipment, means and manner. Nothing in this Agreement is intended to, or shall be deemed to, create any partnership, agency, or joint venture relationship between or among the Consultant or any of Consultant’s employees, agents, or subcontractors (collectively, with the Consultant, the “Consultant Parties”), on the one hand, and the Company or any of the Company Parties (as defined below), on the other hand.

(b) Neither the Consultant nor any of the other Consultant Parties is eligible for or will receive any of the rights, privileges, interests, benefits, or perquisites that the Company extends to its employees, including, but not limited to, any wages, compensation, commissions, bonuses, profit sharing benefits, carried interest, equity, phantom equity, performance compensation, pension benefits, savings benefits, 401(k) benefits, vacation, sick pay, or severance benefits, even if Consultant or any Consultant Party is deemed an employee of the Company by any agency, arbitrator, or tribunal. The Consultant and the Consultant Parties will not participate in any of the plans or programs that the Company makes available to its employees and hereby reject and release any and all right, claim, or interest to any and all payments, compensation, rights, privileges, benefits, and/or perquisites from any of the Company Parties.

4. Consulting Fee and Related Matters.

(a) Consulting Fee: The Company will compensate the Consultant by granting Consultant restricted stock units pursuant to the Company’s 2018 Equity Incentive Plan, as amended from time to time (the “Plan”), with a grant date fair market value of $56,250 (as determined in accordance with the Plan) (such restricted stock units, the “Consulting RSUs”). The Consulting RSUs shall be granted on the third (3rd) business day following the Commencement Date and shall vest as to one-third of the Consulting RSUs on each January 31, 2022, February 28, 2023 and March 31, 2023, subject to the Consultants continued compliance with any restrictive covenants by which the Consultant may be bound and continuous provision of Consulting Services under this Agreement on each applicable vesting date, except as otherwise provided in Section 11, and shall be subject to such other terms and conditions as determined by the Board.

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(b) Consulting Expenses. During the Consulting Term, the Company shall reimburse the Consultant for ordinary and necessary out-of-pocket and documented business expenses incurred by the Consultant in the performance of duties for the Company in accordance with the Company’s usual policies in effect from time to time and upon the receipt by the Company of satisfactory written substantiation of such expenses; provided, however, that any expense exceeding $100 shall require pre-approval by the Chairman of the Board or his or her designee.

(c) Consultant Party Compensation/Taxes/Benefits. The Consultant shall bear sole responsibility for any and all wages and other compensation due to Consultant and/or any Consultant Party. The Consultant shall also bear sole responsibility for all federal, state, and local income tax withholding, social security taxes, workers’ compensation coverage, unemployment insurance, liability insurance, health and/or disability insurance, retirement benefits, health and welfare benefits, pension benefits, other payments or expenses due or owed to, for, or with respect to any Consultant Party. Consultant and the Consultant Parties shall, jointly and severally, indemnify and hold harmless the Company and each of the Company Parties from and against any and all taxes or other liability (including interest, penalties, accountants’ and attorneys’ fees, costs, and expenses) which may be assessed, imposed, or incurred as a result of or relating to this Agreement or any amounts received by Consultant or the Consultant Parties from the Company or the Company Parties. In the event the Company or any of the Company Parties is required to make any payments (i) that are Consultant’s obligations under this Agreement, or (ii) to the Internal Revenue Service or any other taxing authority in respect of any taxes (other than withholding), Consultant shall, upon receipt of written notice from the Company, remit to the Company an amount equal to such payments, within ten (10) business days from such notice.

(d) Insurance. The Consultant shall carry appropriate insurance in connection with the Consulting Services, naming the Company and its affiliates and their respective officers, directors, and employees as additional insureds, and shall, upon request, furnish the Company with a certificate of insurance verifying such coverage.

5. Company Protections.

(a) During the Consultant’s engagement as an independent contractor performing the Consulting Services for the Company, the Consultant Parties may have access to or otherwise become familiar with certain Confidential Information (as defined below) that is proprietary to the Company Parties and/or provides the Company Parties with a crucial competitive advantage. Consultant agrees that the Consultant and the Consultant Parties will not divulge, use, publish, or in any other manner reveal any Confidential Information except (x) during Consultant’s engagement with the Company as required for, and to the extent authorized by the Company, in furtherance of the proper performance of the Consulting Services, or (y) as discussed with, and approved in writing by the Company. For purposes of this Agreement, “Confidential Information” includes any and all non-public information, confidential information, proprietary information, trade secrets, or other information (whether oral or written, whether maintained in hard copy, electronically, or otherwise) regarding the business or affairs of the Company Parties, including, without limitation, (i) trade secrets, inventions, algorithms, mask works, ideas, processes, formulas, software in source or object code, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques and any other proprietary technology and all intellectual property rights, and genetic and protein biomarkers of any and all kinds used in or related to Company diagnostic tests, products, or research, even if not patented or patentable; (ii) information regarding research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, margins, discounts, credit terms, pricing and billing policies, quoting procedures, methods of obtaining business, forecasts, future plans and potential strategies, financial projections and business strategies, operational plans, financing and capital-raising plans, activities and agreements, internal services and operational manuals, methods of conducting Company business, suppliers and supplier information, and purchasing; (iii) information regarding customers and potential customers of Company, including customer lists, names, representatives, their needs or desires with respect to the types of products or services offered by Company, proposals, bids, contracts and their contents and parties, the type and quantity of products and services provided or sought to be provided to customers and potential customers of Company and other non-public information relating to customers and potential customers; (iv) information regarding any of Company’s business partners and their services, including names, representatives, proposals, bids, contracts and their contents and parties, the type and quantity of products and services received by Company, and other non-public information relating to business partners; (v) information regarding personnel, employee lists, compensation, and employee skills; and (vi) any other non-public information which a competitor of Company could use to the competitive disadvantage of Company. For purposes of this Agreement, (i) the “Company Entities” means Company and each and all of Company’s respective affiliates and subsidiaries, and including each and all of their respective advisory, management, and partner entities and/or funds and any successor or permitted transferee of any of the foregoing; and (ii) the “Company Parties” means, collectively, each and all of the Company Entities and each and all of their respective current and former shareholders, interest holders, unit holders, advisors, managers, officers, directors, partners, principals, members, employees, fiduciaries, representatives, and agents.

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(b) Upon ceasing to perform the Consulting Services for the Company, or at any other time requested by the Company, the Consultant Parties shall return all Company Confidential Information, documents, or other Company property.

(c) Except as provided in Section 5(d), below, the Consultant Parties agree that in the event they are served with a subpoena, document request, information request, interrogatory, or any other legal process (i) that will or may require any Consultant Party to disclose any Confidential Information, or (ii) relating to the Company Parties, the Consultant will immediately notify the Chairman of the Board of such fact, in writing, and provide a copy of such subpoena, document request, interrogatory, or other legal process. The Consultant Parties further agree to cooperate with the Company in any lawful response to such subpoena, document request, information request, interrogatory, or legal process.

(d) In accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law, nothing in this Agreement, any other agreement, or any Company policy shall prevent the Consultant Parties from, or expose the Consultant Parties to criminal or civil liability under foreign, or U.S. federal or state trade secrets law for, (i) directly or indirectly sharing any trade secrets, Confidential Information, or other information (except information protected by the Company’s attorney-client or work product privilege) with an attorney, law enforcement, or with any foreign, federal, state, or local governmental agency, official, or entity (including the Department of Justice, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, any analogous state or local agencies, the Congress, and any agency Inspector General), for the purpose of reporting, investigating, complaining about, or cooperating with respect to a suspected violation of law (including any whistleblower retaliation claim), whether in response to a subpoena or otherwise, without notice to the Company, or (ii) disclosing trade secrets in a complaint or other document filed in an arbitration, lawsuit, or other proceeding (including any whistleblower retaliation claim), provided that the filing is made under seal.

(e) Consultant acknowledges and agrees that Consultant is bound by certain restrictive covenants pursuant to the Confidential Separation Agreement and General Release of All Claims by and between Consultant and the Company, dated December 1, 2022, and that nothing contained herein shall be deemed to abrogate such obligations.

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6. Compliance with Law. In rendering the Consulting Services, the Consultant Parties will comply with all applicable laws, rules, and regulations, including but not limited to any applicable standards governing the collection, use, storage, and disclosure of information. The Consultant Parties represent that they will maintain appropriate controls and procedures to ensure the Consultant Parties’ compliance with the foregoing. The Consultant Parties assume full responsibility for complying with (x) any registration, licensing or other relevant laws affecting the Consulting Services to be provided by the Consultant Parties, and possesses all the required licenses, registrations and authorizations in each relevant jurisdiction and with respect to the Consulting Services, and (y) any applicable immigration laws or other laws regarding any lawful authorization required to perform the Consulting Services, and possess all required authorizations in each relevant jurisdiction with respect to the same.

7. No Authority. The Consultant acknowledges and agrees that the Consultant Parties do not have authority to act on behalf of, or otherwise bind, any of the Company Parties. Accordingly, the Consultant Parties may not enter into any agreements on behalf of or purport to bind any Company Party, or represent to any person or entity that any Consultant Party has the power to create any obligation, express or implied, on behalf of any Company Party without the Company’s express prior written consent. The Consultant Parties also acknowledge and agree that the Consultant Parties do not have investment discretion or any authority to enter into agreements with respect to any accounts or assets, nor do they exercise any voting or other rights or privileges associated with the ownership of such accounts or assets.

8. Intellectual Property. The Consultant Parties agree that the Company is the exclusive owner of all discoveries, developments, intellectual property, inventions (whether or not patentable), methods, processes, trade secrets, trademarks, domain names, computer programs and code (including source code and object code), research, original works of authorship, writings, or other work product invented, conceived, developed, authored, reduced to practice, or otherwise made (collectively, “Created”) by the Consultant Parties, whether individually or jointly with others, whether in whole or in part in connection with the Consultant Parties’ performance of the Consulting Services or on the Company’s time or with the use of the Company Parties’ information, resources, or materials (collectively, “Developments”), and the Consultant Parties hereby assign any and all right, title, and interest in and to such Developments, including the intellectual property rights therein, to the Company, effective automatically as and when each such Development is Created. For the avoidance of doubt, any copyrightable subject matter embodied in any Development will be considered a “work made for hire” within the meaning of the copyright laws of the United States of America (17 U.S.C. § 101 et seq.) with initial ownership of such subject matter vesting in the Company. To the extent any Development is not deemed a “work made for hire,” or to the extent that the Company would not otherwise automatically own any and all Developments, including all intellectual property rights therein, the Consultant Parties hereby assign all right, title, and interest in and to such Developments, including the intellectual property rights therein, to the Company, effective automatically as and when each such Development is Created. The Company shall have the full worldwide right to use, assign, license and/or transfer all rights in, with, to, or relating to any and all Developments (and all intellectual property rights therein). Whenever requested to do so by the Company (whether during the Consulting Term or thereafter), the Consultant Parties will execute any instruments, and do all other things that the Company deems necessary or appropriate to evidence, confirm, or give effect to the foregoing assignment or to apply for and obtain patents or trademark or copyright registrations, or to otherwise protect the Company’s interest therein (without additional compensation to the Consultant).

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9. Arbitration. It is the intention of Consultant and Company that the Federal Arbitration Act and the California Arbitration Act shall apply with respect to the arbitration of disputes, claims, and controversies pursuant to, arising under, or in connection with this Agreement. Except for injunctive proceedings against unauthorized disclosure of confidential information or other actual or threatened breach of this Agreement that may cause irreparable and continuing injury to the Company or its subsidiaries or affiliates for which there is no adequate remedy at law (and upon the issuance or denial of an injunction the underlying merits of any dispute will be resolved in accordance with the remainder of this Section), any and all claims or controversies between Company or any Subsidiary and Consultant, including but not limited to (a) those involving the construction or application of any of the terms, provisions, or conditions of this Agreement or the Policies; (b) all contract or tort claims of any kind; and (c) any claim based on any federal, state, or local law, statute, regulation, or ordinance, shall be settled by arbitration in accordance with the then current Commercial Dispute Resolution Rules of the American Arbitration Association (“AAA”) or the Commercial Arbitration Rules & Procedures of the Judicial Arbitration and Mediation Service (“JAMS”), as selected by Company or a Subsidiary. Judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction over Company and Consultant. The location of the arbitration shall be San Francisco, California. Unless Company or a Subsidiary and Consultant mutually agree otherwise, the arbitrator shall be a retired judge selected from a panel provided by the AAA or JAMS. Company, or a Subsidiary, if the Subsidiary is a party to the arbitration proceeding, shall pay the arbitrator’s fees and costs. Consultant shall pay for Consultant’s own costs and attorneys’ fees, if any. Company and any Subsidiary that is a party to an arbitration proceeding shall pay for its own costs and attorneys’ fees, if any. However, if any party prevails on a statutory claim which affords the prevailing party attorneys’ fees, the arbitrator may award reasonable attorneys’ fees and costs to the prevailing party. CONSULTANT UNDERSTANDS AND AGREES THAT THIS AGREEMENT TO ARBITRATE CONSTITUTES A WAIVER OF CONSULTANT’S RIGHT TO A TRIAL BY JURY OF ANY MATTERS COVERED BY THIS AGREEMENT TO ARBITRATE. Nothing in this Section shall be construed in a manner that would violate any law.

10. Warranties

(a) The Consultant Parties warrant that their performance of the Consulting Services will not violate (i) any applicable law, rule, or regulation; (ii) any contracts with any third-parties, or (iii) any third-party rights in any patent, trademark, service mark, trade name, copyright, trade secret, or other property. The Consultant Parties further warrant that they are the lawful owners or licensees of any software programs or other materials used by the Consultant Parties in the performance of the Consulting Services and that the Consultant Parties have all rights necessary to convey to the Company the unencumbered ownership of any Developments, work product, and/or other deliverables.

(b) The Consultant Parties hereby represent and warrant that they are not currently engaged, nor will they engage during the term of this Agreement hereunder, in or on any other project or matter (including, without limitation, the provision of similar services to parties other than the Company) that might reasonably be construed to be in conflict with the Consulting Services.

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11. Termination.

(a) Either the Consultant or the Company may terminate the Consulting Services at any time by giving the other Party at least ten (10) days’ prior written notice.

(b) If the Consulting Services are terminated by the Company prior to March 31, 2023, subject to Consultant’s continued compliance with any restrictive covenants by which the Consultant may be bound, the Consulting RSUs shall automatically vest and become exercisable as of the termination date, which shall satisfy all of the Company’s obligations to the Consultant. If the Consulting Services are terminated by the Consultant prior to March 31, 2023, (x) the Consultant shall retain any Consulting RSUs that are vested as of the termination date and (y) the Consultant shall automatically forfeit the Consulting RSUs that are unvested as of the termination date for no consideration, which shall satisfy all of the Company’s obligations to the Consultant. The retained vested Consulting RSUs shall remain subject to the terms and conditions of the Equity Plan and applicable award agreement.

12. Miscellaneous.

(a) Entire Agreement. Except as provided in Section 5(e), this Agreement constitutes the entire agreement of the Parties and replaces and supersedes any prior agreements, understandings, or arrangements between any of the Company Parties, on the one hand, and any of the Consultant Parties, on the other hand with respect to the subject matters contained herein.

(b) Amendment; Waiver. This Agreement may not be amended, altered, waived, or superseded except by a written an instrument signed by the Consultant and another of the Company. A waiver of any breach of this Agreement, or the failure to enforce any term or provision of this Agreement, shall not in any way affect, limit, or waive a Party’s rights to fully enforce the same or any other term or provision of this Agreement in the future.

(c) Successors and Assigns. The Consultant will not assign, transfer, or subcontract this Agreement or any of the Consultant’s obligations hereunder without the prior written consent of the Company. This Agreement shall inure to the benefit of the successors and assigns of the Company, and the Company may, without Consultant’s prior consent, assign its rights and obligations under this Agreement or any part hereof to one or more of the Company Parties or as otherwise permitted by law, or assign this Agreement in its entirety to a successor to all or substantially all of its business or assets to which this Agreement relates.

(d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

(e) Notices. All notices, demands and other communications hereunder shall be in writing and shall be given both by email and by overnight delivery (either FedEx or UPS) as follows: (i) in the case of the Consultant, to the last address and/or email address on file with the Company and (ii) in the case of the Company, to its executive offices, attention to the General Counsel or, in each case, to such other address, and with such other copies, as either Party may hereafter specify in writing in accordance with this Section 12(e) for the purpose of receiving notice. Each such notice or other communication shall be effective at the time so indicated by the confirmation of delivery provided by UPS or FedEx.

(f) Severability. If any provision or clause of this Agreement is found to be invalid or unenforceable under any applicable law, this Agreement shall be considered severable and divisible, and an arbitrator or reviewing court shall have the authority to “blue pencil” or otherwise modify this Agreement so as to make it fully valid and enforceable while enforcing the original intent of the parties, as reflected herein, to the maximum extent possible.

(g) Construction. This Agreement shall be interpreted strictly in accordance with its terms, to the maximum extent permissible under governing law, and shall not be construed against or in favor of any Party, regardless of which Party drafted this Agreement or any provision hereof.

(i) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. True and accurate copies of this Agreement shall have the same force and effect as original hereof.

(j) Third Party Beneficiaries. Each and all of the Company Parties are intended third-party beneficiaries of this Agreement and shall have standing to enforce this Agreement in accordance with its terms.

(k) Survival. Sections 3, 4(c), 5, 6, 7, 8, 9, 10, 11, and 12 of this Agreement (the “Surviving Provisions”) shall survive the termination of the Consulting Services hereunder and shall remain in full force and effect following such termination.

[Signature page follows]

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The Company and the Consultant have duly executed this Agreement:

ONCOCYE CORPORATION

By:	/s/ Andy Arno
Name:	Andy Arno
Title:	Chairman of the Board of Directors
Date:	12/19/2022

DOUGLAS ROSS

Signature:	/s/ Douglas Ross

Date:	12/19/2022

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APPENDIX A

Consulting Services

Consultant shall devote an average of 10 hours per week to discharge the Consulting Services contemplated hereby, including the provision of services to facilitate the transition of responsibility of the Chief Science Officer role, as may be reasonably required by the person(s) identified in Section 2 of the Consulting Agreement.

Appendix A to Consulting Agreement